Exhibit 99.1

Marizyme, Inc. Announces FDA Clearance for Flagship Product, DuraGraft™

DuraGraft is the first and only FDA cleared medical device for use as an intra-operative vascular conduit storage and flushing solution used during CABG surgeries.

JUPITER, FL., Oct. 6, 2023/New Media Wire/ — Marizyme, Inc. (OTCQB:MRZM) (“Marizyme” or the “Company”), a global medical technology company focused on the development of products to address unmet clinical needs today announced that it has received clearance from the U.S. Food and Drug Administration (FDA) for its first in-class product, DuraGraft™. DuraGraft is labelled for use as a vascular conduit solution indicated for adult patients undergoing Coronary Artery Bypass Grafting (CABG) surgeries and is intended for the flushing and storage of the saphenous vein grafts used in CABG surgery. The mechanism of action for DuraGraft is through the reduction of oxidative damage which maintains the structural and functional integrity of vascular conduits. DuraGraft has been studied extensively in clinical studies including imaging studies. These studies show that saphenous vein grafts treated with DuraGraft have reduced graft wall thickening compared to standard-of-care, saline treated grafts at 12 months post-CABG surgery. DuraGraft use is also associated with reduced long-term mortality through three years post-CABG surgery.

Cardiac care is a large and rapidly growing industry; according to the CDC the estimated average annual US cost of coronary heart disease is $219 billion. CABG is the most common type of open-heart surgery in the United States with more than 500,000 surgeries performed each year. David Barthel, Marizyme CEO, stated that DuraGraft has the potential to change the landscape of cardiac care.

DuraGraft is the first and only medical product that is FDA cleared for use as an intra-operative vascular conduit storage and flushing solution used during CABG surgeries and is also the only approved product available for this indication in Europe and other countries.

DuraGraft is the only patented product for this indication in CABG and other vascular surgeries. The DuraGraft patent portfolio is growing and includes granted patents and pending applications in over 30 countries throughout the world, including patents granted in the United States, Europe, Australia, India, Argentina, South Africa, Mexico, and several Asian countries.

With the FDA clearance achieved, the Company will now focus on executing its plan for US commercialization with an emphasis on driving utilization in hospital integrated networks using its own direct sales force.

“With this significant milestone reached, our company, Marizyme, can now present this breakthrough to cardiac surgeons and their CABG patients. This is a rapidly growing market that provides Marizyme the opportunity to meet its mission statement and completely change the landscape of cardiac care.”

-	David Barthel, CEO, Marizyme, Inc.

About Marizyme:

Marizyme is a global medical technology company focused on the development of products to address unmet clinical needs. Marizyme has a diverse pipeline portfolio and is currently focused on the development and commercialization of medical technologies in cardiac care, mainly through its flagship product, DuraGraft.

DuraGraft™ is cleared for use in the US and approved for use in the EU and certain other markets. For more information about Marizyme, please visit www.marizyme.com.

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations, and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control, including the risks described in the Company’s annual reports on Form 10-K under the heading “Risk Factors” as filed with the Securities and Exchange Commission. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, the Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:
Harrison Ross, Marizyme, Inc.
561-433-6626
Hross@marizyme.com